Exhibit 1.1

National Vision Holdings, Inc.

12,500,000 Shares
Common Stock
($0.01 par value)

Underwriting Agreement

New York, New York
November 14, 2018

Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Each of (i) KKR Vision Aggregator L.P. (the “KKR Selling Stockholder”), (ii) Berkshire Fund VI, Limited Partnership, Berkshire Investors LLC and Berkshire Investors III LLC (collectively, the “Berkshire Selling Stockholders”) and (iii) the other selling stockholder named on Schedule I(B) hereto (the “Management Selling Stockholder” and together with the KKR Selling Stockholder and the Berkshire Selling Stockholders, the “Selling Stockholders”), as a stockholder of National Vision Holdings, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I(A) hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), set forth next to such Selling Stockholder’s name on Schedule I(B) hereto.  The aggregate 12,500,000 Shares to be sold by the Selling Stockholders are herein called the “Securities”). Certain terms used herein are defined in Section 23 hereof. To the extent there are no additional Underwriters listed in Schedule I(A) other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company has prepared and filed with the Commission an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act on Form S-3, File No. 333-228382, including a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is called the “Registration Statement.”  The preliminary prospectus supplement dated November 14, 2018 describing the Securities and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Securities and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.”  As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Securities or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.  References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus.  As used herein, “Execution Time” is 4:30 p.m. (New York City time) on November 14, 2018.  As used herein, “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Execution Time, together with the free writing prospectuses, if any, identified in Schedule II hereto and the information included on Schedule II hereto.

All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein.  All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be.  All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be.  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any Issuer Free Writing Prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company and the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

1.          Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)          The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, and became effective upon its filing with the Commission on November 14, 2018.  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the Company’s use of the automatic shelf registration form.  The Company has complied, to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.  At the time the Company’s Annual Report on Form 10-K for the year ended December 30, 2017 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, as well as at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.  The Company meets the requirements for use of Form S-3 under the Securities Act specified in FINRA Conduct Rule 5110(B)(7)(C)(i). The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b)          Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied or will comply, and when the Prospectus (and any supplement thereto) is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), will comply in all material respects with the applicable requirements of the Securities Act; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto); it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) below. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          (i) The Disclosure Package and the price to the public and the number of Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show, if any, when taken together as a whole with the Disclosure Package and the price to the public and the number of Securities to be included on the cover page of the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

(d)          (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)          Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.

(f)          None of the Company or any Significant Subsidiary (as defined below) is an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.

(g)          Neither the Company nor any of its subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).

(h)          None of the Company or any of its subsidiaries or any of their respective Affiliates has taken or will take, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.

(i)          Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction in which it is chartered or organized, (ii) has full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (iii) is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except, in the case of its subsidiaries, and solely with respect to clause (iii), the Company, where the failure to be so organized or qualified, have such power or authority or be in good standing would not have a material adverse effect, or reasonably be expected to have a prospective material adverse effect, on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(j)          The Company has no “significant subsidiary,” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act, other than those subsidiaries listed on Schedule III (each, a “Significant Subsidiary”).

(k)          As of September 29, 2018, all the outstanding shares of capital stock or membership interests, as applicable, of the Company (including the Securities to be sold by the Selling Stockholders) and each subsidiary listed on Exhibit 21.1 of the Annual Report incorporated by reference into the Disclosure Package and the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, if applicable, and were not issued in violation of any preemptive or similar rights and, except as otherwise set forth in the Disclosure Package and the Prospectus, as of the Closing Date, all outstanding shares of capital stock or membership interests of the subsidiaries held by the Company are owned either directly or indirectly free and clear of any security interest, claim, lien or encumbrance (other than liens, encumbrances and restrictions imposed in connection with the first lien senior secured credit facilities (the “Credit Facilities”) or permitted under the Credit Facilities or by the Securities Act).  Except as disclosed in the Disclosure Package and the Prospectus, except in connection with equity investments by, or awards of stock options or other equity-based awards to, members of management or other employees of the Company, or any directors, contractors or agents of the Company, as described in the Disclosure Package and the Prospectus, there will be, on the Closing Date, no (i) outstanding options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of its subsidiaries.

(l)          This Agreement has been duly authorized, executed and delivered by the Company.

(m)          No consent, approval, authorization, filing with or order of any United States (or any political subdivision thereof) court or governmental agency or body, or to the knowledge of the Company, any non-United States court or governmental agency or body, in either case is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except (i) registration of the Securities under the Securities Act, (ii) such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold in connection with the transactions contemplated hereby or under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) filings with the Commission pursuant to Rule 424(b), (iv) filings with the Commission under the Exchange Act, or (v) as shall have been obtained or made prior to the Closing Date.

(n)          None of the consummation of the transactions contemplated hereby, nor the fulfillment of the terms hereof, will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (ii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, other than in the cases of clauses (i) and (ii), such breaches, violations, liens, charges, or encumbrances that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; or result in the violation of the charter, bylaws or any equivalent organizational document of the Company or any of its subsidiaries.

(o)          There is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.  The statements in (i) the Preliminary Prospectus and the Prospectus under the heading “Material United States Federal Income and Estate Tax Consequences to Non-U.S. Holders,” and (ii) the Annual Report, incorporated by reference into the Preliminary Prospectus and the Prospectus, under the headings “Business—Intellectual Property,” “Business—Government Regulation” and “Legal Proceedings”,  insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(p)          No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than as required by (i) the Registration Rights Agreement, dated as of March 13, 2014, among the Company and the stockholders party thereto, (ii) each management stockholder’s agreement between the Company and each stockholder party thereto and (iii) each director stockholder’s agreement between the Company and each stockholder party thereto.

(q)          Except as set forth in the Disclosure Package and the Prospectus, the consolidated historical financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the heading “Selected Financial Data” in the Annual Report incorporated by reference into the Disclosure Package and the Prospectus fairly presents in all material respects, on the basis stated in the Annual Report, the information included therein; and the summary historical financial data set forth under the heading “Prospectus Supplement Summary—Summary Historical Consolidated Financial and Other Data” in the Disclosure Package and the Prospectus fairly presents in all material respects, on the basis stated in the Disclosure Package and the Prospectus, the information included therein.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference as exhibits to the Registration Statement fairly present the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r)          Except as otherwise set forth therein, since the respective dates as of which information is given in the Disclosure Package or the Prospectus, (i) there has not occurred any material adverse change or development that could reasonably be expected to involve a prospective material adverse change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(s)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), no action, suit, proceeding, investigation or audit by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or their respective property is pending or, to the knowledge of the Company, threatened or contemplated that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (ii) would reasonably be expected to have a Material Adverse Effect.

(t)          The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) pursuant to the Credit Facilities or as described in the Disclosure Package and the Prospectus or (ii) where failure to have such good and marketable title or free and clear title would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

(u)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), none of the Company or any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of their respective properties, as applicable, other than in the cases of clauses (i) (if such entity is not the Company or a Significant Subsidiary), (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

(v)          Deloitte & Touche LLP, who has audited the consolidated financial statements of the Company as of December 30, 2017 and December 31, 2016 and for each of the three fiscal years in the period ended December 30, 2017 incorporated by reference in the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(w)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries (i) have filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect and (ii) have paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(x)          There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholders of the Securities to the Underwriters.

(y)          No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the Company’s knowledge, is threatened, and the Company is unaware of any existing labor problem or dispute, that, in each case, would reasonably be expected to have a Material Adverse Effect.

(z)          The Company and its subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law.

(aa)          No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends to the Company or any other subsidiary (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from making any other distribution on such subsidiary’s capital stock or membership interests (except as may be limited by applicable state or foreign corporation, limited liability company, limited partnership, partnership, insurance or other applicable regulatory law), from repaying to the Company or any other subsidiary any loans or advances to such subsidiary from the Company or any other subsidiary or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or contemplated pursuant to the Credit Facilities.

(bb)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), (i) the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and (ii) none of the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(cc)          The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto.  Except as set forth in the Disclosure Package and the Prospectus, the Company is not aware of any material weakness in the Company and its subsidiaries’ internal controls over financial reporting.

(dd)          The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(ee)          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes (including, without limitation, medical waste), pollutants or contaminants), or of the environment or the release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or comply with such required permits, licenses or other approvals, such liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(ff)          Neither the Company nor any of its subsidiaries has established or maintains a “pension plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 or Section 4971 of the Internal Revenue Code of 1986, as amended (the “Code”).

(gg)          The Company and its subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Disclosure Package and the Prospectus to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect.  Except as set forth in the Disclosure Package and the Prospectus, or except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own, or have rights to use under license or otherwise, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances, except for claims, liens or other encumbrances pursuant to the Credit Facilities; (ii) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party.

(hh)          [Reserved].

(ii)          There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj)          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) or presentation of market-related or statistical data contained, or incorporated by reference, in the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by a governmental entity (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll)          None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer or controlled Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the Department of the U.S. Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, the “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

(mm)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled Affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) the U.K. Bribery Act of 2010 or any other applicable anti-corruption law (collectively, “Anti-Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any Anti-Corruption Laws; and the Company has, and, to the Company’s knowledge, its subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(nn)          Except as described in the Disclosure Package and the Prospectus, each of the Company and its subsidiaries is and, since January 1, 2015, has been, in material compliance with all applicable Health Care Laws, and, since January 1, 2015, has not engaged in activities which could reasonably provide, as applicable, cause for false claims liability, material civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other state or federal health care program, except for any liability, penalty or exclusion which would not reasonably be expected to have a Material Adverse Effect.  In addition, the Company has no knowledge that any Managed Practice (x) is not and, since January 1, 2015, has not been, in compliance with all applicable Health Care Laws and (y) since January 1, 2015, has engaged in activities which could reasonably provide, as applicable, cause for false claims liability, material civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other state or federal health care program, except in each case, (i) as described in the Disclosure Package and the Prospectus or (ii) any of the circumstances described in (x) or (y) which would not reasonably be expected to have a material adverse effect on ability of such Managed Practice to engage in business. The term “Managed Practice” shall mean any person or entity providing optometry or ophthalmology services that is not a Company subsidiary to which the Company or any of its subsidiaries provides administrative or support services. The term “Health Care Laws” shall mean any applicable federal, state, local or foreign statute, law, rule, guidance, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to healthcare, including, without limitation: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and the regulations promulgated thereunder; (ii) all applicable healthcare related fraud and abuse laws, including, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Ethics in Patient Referrals Act (the Stark Law), 42 U.S.C. § 1395nn; the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated pursuant to such statutes, each as amended from time to time; (iii) Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and TRICARE, 10 U.S.C. § 1071 et seq.; and (iv) all other applicable federal or state health care laws and regulations applicable to the Company or any of its subsidiaries, including but not limited to data privacy and security, corporate practice of medicine or optometry, fee splitting, anti-kickback or self-referral, managed care organizations or health plans, third-party administrators, conditions for participation, regulatory and reimbursement, and consumer protection laws and regulations. Except as described in the Disclosure Package and the Prospectus, neither the Company nor any subsidiary has received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, service, operation or activity is in violation of any Health Care Laws, and no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is, to the Company’s knowledge, threatened, except in each case, for such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action which would not reasonably be expected to have a Material Adverse Effect. Except as described in the Disclosure Package and the Prospectus, neither the Company nor any subsidiary is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government regulatory agency, or health care facility Institutional Review Board or other governmental or regulatory authority, except in each case, for such agreement, decree, order or obligation which would not reasonably be expected to have a Material Adverse Effect. Additionally, except as described in the Disclosure Package and the Prospectus, none of the Company, its subsidiaries, or any of their respective officers, directors or  employees have been excluded, suspended or debarred from participation in any government health care program or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion, except for such exclusion, suspension or debarment which would not reasonably be expected to have a Material Adverse Effect.

(oo)          Each of the Company and its subsidiaries has, since January 1, 2015, materially complied, and is presently in material compliance with, their privacy policies and other legal and contractual obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by each of the Company and its subsidiaries of personally identifiable information and/or any other information collected from or provided by third parties. In addition, the Company has no knowledge that any Managed Practice, since January 1, 2015, has not complied, and is not presently in compliance with, its privacy policies and other legal and contractual obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by such Managed Practice of personally identifiable information and/or any other information collected from or provided by third parties, except in each case, (i) as described in the Disclosure Package and the Prospectus or (ii) for non-compliance which would not reasonably be expected to have a material adverse effect on ability of such Managed Practice to engage in business. Each of the Company and its subsidiaries has taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and its subsidiaries. The Company and its subsidiaries have used commercially reasonable efforts to establish, and have, since January 1, 2015, established, commercially reasonable disaster recovery and security plans, procedures and facilities for each of their businesses, including, without limitation, for the information technology systems and data held or used by or on behalf of or for the Company and its subsidiaries. Neither the Company nor its subsidiaries has experienced a security breach or other compromise of, or relating to, any such information technology system or data requiring notice to any third party under applicable state or federal law.

(pp)          The Company does not have any debt securities outstanding that have been rated by any “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.          Representations and Warranties of the Selling Stockholders.  Each Selling Stockholder represents, warrants and covenants to the Company and the Underwriters, severally and not jointly, as follows:

(a)          This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)          If such Selling Stockholder is a Management Selling Stockholder, (i) book-entry entitlements representing all of the Securities to be sold by such Management Selling Stockholder hereunder have been or will be, prior to Closing, placed in custody under a Custody Agreement, in the form furnished to you (the “Custody Agreement”), duly executed and delivered by such Management Selling Stockholder to Computershare Trust Company, N.A., as custodian (the “Custodian”) and (ii) such Management Selling Stockholder shall execute and deliver a Power of Attorney, if applicable, in the form furnished to you (the “Power of Attorney”), appointing Jared Brandman as such Management’s Selling Stockholder’s attorney-in-fact (the “Attorney-in-Fact”), with authority to execute and deliver this Agreement on behalf of such Management Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 3 hereof, to execute and deliver a Stock Power relating to the Securities to be sold by such Management Selling Stockholder (the “Stock Power”), to authorize the delivery of the Securities to be sold by such Management Selling Stockholder hereunder and to otherwise to act on behalf of such Management Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

(c)          Upon payment for the Securities to be sold by such Selling Stockholders pursuant to this Agreement, delivery of such Securities, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to the securities account of the Underwriters (assuming that neither DTC nor the Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entry to the account of the Underwriters on the records of DTC will have been made pursuant to the UCC.

(d)          The execution and delivery by such Selling Stockholder, or such Selling Stockholder’s Attorney-in-Fact, as applicable, of, and the performance by such Selling Stockholder of its obligations under, this Agreement, and, if such Selling Stockholder is a Management Selling Stockholder, the Power of Attorney, the Custody Agreement and Stock Power, as applicable, will not contravene or conflict with, result in a breach of, or constitute a default (or, with the giving of notice or lapse of time, would be in default) under, or require the consent of any other party to, (i) in the case of the KKR Selling Stockholder, the limited partnership agreement of the KKR Selling Stockholder, (ii) in the case of each Berkshire Selling Stockholder, the limited partnership agreement or limited liability company agreement, as the case may be, of such Selling Stockholder, (iii) any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or (iv) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except, in the case of the foregoing clauses (iii) and (iv) as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement or, if such Selling Stockholder is a Management Selling Stockholder, under the Power of Attorney, the Custody Agreement and the Stock Power, as applicable, except such as may be required under the Securities Act, applicable state securities or blue sky laws and from the FINRA and such other approvals as have been or will be made or obtained on or prior to the Closing Date.

(e)          All information furnished to the Company or the Underwriters by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Disclosure Package or the Prospectus is, and on the Closing Date will be, true, correct and complete in all material respects, and did not, as of the Execution Time, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that the only such information consists of the information with respect to such Selling Stockholder under the caption “Selling Stockholders” in the Registration Statement, the Disclosure Package and the Prospectus (such information, the “Selling Stockholders Information”).

(f)          Prior to the completion of the Underwriters’ distribution of the Securities, such Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus.

(g)          Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Any certificate signed by or on behalf of such Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby with respect to such Selling Stockholder.

Such Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 2. Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Sections 8(b)(i) and (iii) and Section 8(c) hereof, counsel to such Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Purchase and Sale.

(a)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Stockholder hereby agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from such Selling Stockholder, at a purchase price of $40.20 per share, the amount of the Securities determined by multiplying the aggregate number of Securities to be sold by each of the Selling Stockholders as set forth opposite its name in Schedule I(B) hereto by a fraction, the numerator of which is the aggregate number of Securities to be purchased by such Underwriter as set forth opposite such Underwriter’s name in Schedule I(A) hereto and the denominator of which is the aggregate number of the Securities to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder.

(b)          [Reserved].

4.          Delivery and Payment.  Delivery of and payment for the Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 AM, New York City time, on November 19, 2018, or at such time on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, the Company and the Selling Stockholders or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Stockholders or the Custodian, as applicable, by wire transfer payable in same-day funds to the account(s) specified by the Selling Stockholders or the Custodian, as applicable, in writing to the Representatives.  Delivery of the Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

5.          Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

6.          Agreements of the Company.  The Company agrees with the several Underwriters as follows:

(a)          Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  If required by Rule 430B(h) under the Securities Act, Company will prepare a form of prospectus in a form approved by the Underwriters and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Underwriters promptly after reasonable notice thereof. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which, in the opinion of counsel to the Underwriters, or counsel for the Company, the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package, or file under the Exchange Act any documents incorporated by reference therein, to correct such statement or omission; and (iii) supply any amendment or supplement to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(c)          If, during such period of time after the first date of the offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), any event occurs, as a result of which, in the opinion of counsel to the Underwriters, or counsel for the Company, the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were, made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with applicable law, the Company will promptly (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(d)          As soon as practicable, the Company will make generally available to its security holders and to the Representatives (which may be satisfied by filing with the Commission’s EDGAR system) an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(e)          The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(f)          The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)          The Company will assist the Underwriters in arranging, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would reasonably be expected to subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject themselves to taxation in excess of a nominal amount in respect of doing business in any jurisdiction.

(h)          The Company will not, without the prior written consent of Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. offer, sell or contract to sell, pledge (other than on behalf of an Affiliate of the Company) or otherwise dispose of, (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company) directly or indirectly, including the public filing (or participation in the public filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (“Related Securities”); or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of the Underwriting Agreement.  The foregoing sentence shall not apply to (A) any shares of Common Stock issued by the Company upon the exercise of options to purchase shares of Common Stock or upon the vesting of restricted stock awards, in each case disclosed in the Disclosure Package and the Prospectus, (B) the grant of awards pursuant to employee benefit plans or arrangements (including to non-employee directors under the 2014 Stock Incentive Plan and the 2017 Omnibus Incentive Plan), in each case, as described in the Disclosure Package and the Prospectus, (C) the issuance or grant of shares of Common Stock (including in connection with the settlement of restricted stock unit awards), restricted stock awards, options to purchase shares of common stock or any other stock-based awards, in each case, registered or to be registered pursuant to any registration statement on Form S-8 pursuant to employee benefit plans or arrangements (including to non-employee directors under the 2014 Stock Incentive Plan and the 2017 Omnibus Incentive Plan), in each case, as described in the Disclosure Package and the Prospectus, (D) the issuance of shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (E) the issuance of shares of Common Stock, of restricted stock awards or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of immediately preceding clauses (D) and (E), the aggregate number of restricted stock awards and shares of Common Stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions does not exceed 5% of the aggregate number of shares of common stock outstanding immediately following the consummation of the offering of the Securities and the recipient of the shares of Common Stock agrees in writing to be bound by the same terms described in the agreement attached hereto as Exhibit A.

(i)          [Reserved].

(j)          The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)          The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the printing (or reproduction) and delivery of any blue sky memorandum delivered in connection with the offering of the Securities; (iv) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 6(g) hereof (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such registration and qualification in an amount not to exceed $20,000); (v) the approval of the Securities for book entry transfer by DTC; (vi) any filings required to be made with the FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings in an amount not to exceed $25,000); (vii) the transportation and other expenses incurred by or on behalf of the Company in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all aircraft used in connection with any “roadshow”); (viii) the costs and expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.  Notwithstanding the forgoing, except as specifically provided in this paragraph (k) and in Section 9 hereof, the Underwriters shall pay their own costs and expenses in connection with presentations for prospective purchasers of the Securities including the transportation and other expenses incurred by or on behalf of the Underwriters in connection with presentations to prospective purchasers of the Securities, including any “roadshow” (and including one half of the cost of all aircraft used in connection with any “roadshow”).  Each Selling Stockholder further agrees with the Underwriters to pay (directly or by reimbursement) all fees and expenses incident to the performance of such Selling Stockholder’s obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to stock transfer taxes, stamp duties and other similar taxes, and any other fees, expenses and taxes incident to the sale and delivery of the Securities to be sold by such Selling Stockholder to the Underwriters hereunder. This Section 6(k) shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and any Selling Stockholder, on the other hand.

(l)          [Reserved].

(m)          The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute, or otherwise use, refer to or distribute, an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show, each furnished to the Representatives before first use.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  Each Underwriter, severally and not jointly, represents and agrees that it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Securities).

7.          Agreements of the Selling Stockholders.  Each Selling Stockholder agrees with the Company and the several Underwriters as follows:

(a)          Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, during the period when a prospectus relating to the Securities is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the  Securities Act or any similar rule), of any change in the Selling Stockholders Information in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Prospectus or any amendment or supplement thereto relating to such Selling Stockholder.

(b)          To deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9, together with all required attachments, if any, of such Selling Stockholder or, in the case of a Management Selling Stockholder, of the Custodian.

The Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance.

8.          Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects (except in the case of Sections 1(kk), (ll) and (mm) or to the extent already qualified by materiality, in which case such obligations shall be subject to the accuracy in all respects) of the representations and warranties of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders in all material respects of their respective obligations hereunder and to the following additional conditions:

(a)          The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)          (i)  The Company and the KKR Selling Stockholder shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company and the KKR Selling Stockholder, to furnish to the Representatives an opinion letter and a negative assurance letter, each dated the Closing Date and in form and substance reasonably satisfactory to the Representatives, as set forth in Exhibit B hereto.

(ii)  The Company shall have requested and caused the general counsel of the Company to furnish to the Representatives an opinion letter dated the Closing Date and otherwise in form and substance reasonably satisfactory to the Representatives, as set forth in Exhibit C hereto.

(iii) The Berkshire Selling Stockholders shall have requested and caused Ropes & Gray LLP, counsel for the Berkshire Selling Stockholders, to furnish to the Representatives an opinion letter dated the Closing Date and in form and substance reasonably satisfactory to the Representatives, as set forth in Exhibit D hereto.

(c)          The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion letter and negative assurance letter, each dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)          The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the chairman, chief executive officer, president or vice president and (y) the chief financial officer, treasurer or principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(1)          the representations and warranties of the Company in this Agreement are true and correct in all material respects (except in the case of Sections 1(kk), (ll) and (mm) or to the extent already qualified by materiality, in which case such representations and warranties are true and correct in all respects) at the Execution Time and on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(2)          since the date of the most recent financial statements incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto); and

(3)          no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.

(e)          At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Underwriters a “comfort” letter, dated as of the Execution Time, and a bring-down “comfort letter,” dated as of the Closing Date, respectively, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent registered public accountants within the meaning of the Exchange Act and within the meaning of the rules of the Public Company Accounting Oversight Board and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information of the Company contained, or incorporated by reference, in the Disclosure Package and the Prospectus, including any supplement thereto at the date of the applicable letter.

(f)          On the Closing Date, the Underwriters shall receive a written certificate executed by (i) in the case of the KKR Selling Stockholder, the general partner of the KKR Selling Stockholder, (ii) in the case of the Berkshire Selling Stockholders, the general partner of Berkshire Fund VI, Limited Partnership and an officer of each of Berkshire Investors LLC and Berkshire Investors III LLC and (iii) in the case of the Management Selling Stockholder, such Management Selling Stockholder or an Attorney-in-Fact of such Management Selling Stockholder, as applicable, dated as of such date, to the effect that:

(1)          the representations and warranties of the applicable Selling Stockholder set forth in this Agreement are true and correct in all material respects (except to the extent already qualified by materiality, in which case such representations and warranties shall be subject to accuracy in all respects) with the same force and effect as though expressly made by such Selling Stockholder on and as of such date; and

(2)          the applicable Selling Stockholder has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(g)          On or before the Closing Date, the Management Selling Stockholder shall have furnished for review by the Underwriters copies of the Power of Attorney, Stock Power and Custody Agreement, as applicable, and such further information, certificates and documents as the Underwriters may reasonably request.

(h)          Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change or development involving a prospective change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the effect of which is, or would reasonably be expected to become, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)          [Reserved].

(j)          On the Closing Date, the Securities shall have been approved for listing and admitted and authorized for trading on the NASDAQ Global Select Market (the “Exchange”).

(k)          At or prior to the Execution Time, the Selling Stockholders shall have furnished to the Representatives, and the Company shall have caused to be furnished to the Representatives from each executive officer and director of the Company listed on Exhibit A-1 hereto, a letter addressed to the Representatives substantially in the form of Exhibit A hereto.

(l)          Prior to the Closing Date, the Company shall have taken all action reasonably required to be taken by it to have the Securities declared eligible for clearance and settlement through DTC.

(m)          Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

The documents required to be delivered by this Section 8 will be available for inspection at the office of Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York 10017, on the Business Day prior to the Closing Date.

9.          Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, including as described in Section 11 hereof, the Company will reimburse the Underwriters severally through the Representatives on behalf of the Underwriters on demand for all reasonable expenses (including reasonable fees and disbursements of Latham & Watkins LLP) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

10.          Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, selling agents and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus or any bona fide electronic road show as defined in Rule 433(h) under the Securities Act (a “road show”) or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any Preliminary Prospectus, the Prospectus, any Free Writing Prospectus or roadshow or in any amendment thereof or supplement thereto, in the light of the circumstances under which they were made,  not misleading, and agrees (subject to the limitations set forth in the provisos to this sentence) to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10(c) below.  The obligations of the Company under this indemnity agreement will be in addition to any liability that the Company may otherwise have.  The Company shall not be liable under this Section 10 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, which consent shall not be unreasonably withheld.

(b)          Each of the Selling Stockholders, severally, and not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, selling agents and Affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise to the extent and in the manner set forth in Section 10(a) above; provided that any Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, or in any Preliminary Prospectus, or the Prospectus, or any Issuer Free Writing Prospectus or any roadshow or in any amendment thereof or supplement thereto in reliance upon and in conformity with the Selling Stockholders Information provided by such Selling Stockholder; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder (the “Selling Stockholder Net Proceeds”).

(c)          Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls (within the meaning of either the Securities Act or the Exchange Act) the Company or any Selling Stockholder, (iii) each of the directors of the Company who signs the Registration Statement, (iv) each of the officers of the Company who signs the Registration Statement, and (v) each of the Selling Stockholders, to the same extent as the foregoing indemnity from the Company and Selling Stockholders to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and/or Selling Stockholders by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any Underwriters may otherwise have.  The Company acknowledges that the statements in the Preliminary Prospectus and the Prospectus set forth in the fifth paragraph and the sixteenth paragraph, under the heading “Underwriting”, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any road show.

(d)          Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above, except as provided in paragraph (e) below.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified person); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified person) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood and agreed that the indemnifying person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons.  Any such separate firm for any Underwriters, its Affiliates, directors, selling agents and officers and any control persons of such Underwriters shall be designated in writing by Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., and any such separate firm for the indemnified parties referred to in Section 10(c) above shall be designated in writing by the Company.  In the event that any Underwriter, its Affiliates, directors, selling agents and officers or any control persons of such Underwriter are indemnified persons collectively entitled, in connection with a proceeding in a single jurisdiction, to the payment of fees and expenses of a single separate firm under this Section 10(d), and any such Underwriter, its Affiliates, directors, selling agents and officers or any control persons of such Underwriter cannot agree to a mutually acceptable separate firm to act as counsel thereto, then such separate firm for all such indemnified persons shall be designated in writing by Goldman Sachs & Co. LLC and Citigroup Global Markets Inc.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim, action suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(e)          In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to subsection (a), (b), (c) or (d) above, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), the Company and/or the Selling Stockholders, as applicable, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and/or the Selling Stockholders, as applicable, and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Selling Stockholders, as applicable, on the one hand and by the Underwriters on the other from the offering of the Securities.  If the allocation provided by the immediately preceding sentence is unavailable for any reason or not permitted by applicable law, the Company and/or the Selling Stockholders, as applicable, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or the Selling Stockholders, as applicable, on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations.  Benefits received by the Company and/or the Selling Stockholders, as applicable, shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received by them, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and/or the Selling Stockholders, as applicable, on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission and any other equitable considerations appropriate in the circumstances.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (e), each Selling Stockholder’s obligations to contribute any amount under this paragraph (e) is limited in the manner and to the extent set forth in paragraph 10(b) and in no event shall the aggregate liability of such Selling Stockholder under paragraph 10(b) and this paragraph (e) exceed the limit set forth in paragraph 10(b).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.  For purposes of this Section 10, each person, if any, who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

11.          Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters, as the case may be, shall be obligated severally to take up and pay for (in the respective proportions that the amount of the Securities set forth opposite their names in Schedule I(A) hereto bears to the aggregate amount of the Securities set forth opposite the names of all the remaining Underwriters, as applicable) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of the Securities set forth in Schedule I(A) hereto, the Company and the Selling Stockholders shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters, as the case may be, to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the amount thereof upon such terms herein set forth.  If, however, the Company and the Selling Stockholders shall not have completed such arrangements within 72 hours after such default and the amount of unpurchased Securities exceeds 10% of the amount of such Securities to be purchased on such date, then this Agreement will terminate without liability to any non-defaulting Underwriter or the Company and the Selling Stockholders.  In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, to effect any changes that in the opinion of counsel for the Company and the Selling Stockholders or counsel for the Representatives are necessary in the Registration Statement, Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and the Selling Stockholders or any nondefaulting Underwriter for damages occasioned by its default hereunder.

12.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such time (i) there shall have occurred, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any material adverse change or development in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole; (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the Exchange or trading in any securities generally on the New York Stock Exchange or NASDAQ Stock Market shall have been suspended or materially limited or minimum prices shall have been established on either exchange; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

13.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Selling Stockholders or any of the indemnified persons referred to in Section 10 hereof, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Securities.  The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attention: Registration Department; and Citigroup Global Markets Inc. (facsimile: (646) 291-1369) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; if sent to the Company or the Management Selling Stockholder, will be mailed or delivered to National Vision Holdings, Inc. at 2435 Commerce Avenue, Bldg. 2200, Duluth, Georgia 30096, Attention: General Counsel (fax no.: (770) 822-2029), with a copy to Joseph H. Kaufman, Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York (fax no. (212) 455-2502); if to the KKR Selling Stockholder: KKR Vision Aggregator L.P., c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019; or if to the Berkshire Selling Stockholders: c/o Berkshire Partners, LLC, 200 Clarendon Street, 35th Floor, Boston, Massachusetts 02116. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

15.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 10 hereof and their respective successors and no other person will have any right or obligation hereunder.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16.          Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

17.          Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub.  L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.          No Fiduciary Duty.  The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholders on related or other matters).  The Company and the Selling Stockholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

19.          Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20.          Waiver of Jury Trial.  EACH OF THE COMPANY, EACH OF THE SELLING STOCKHOLDERS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.          Counterparts.  This Agreement may be signed in one or more counterparts (which may be delivered in original form, facsimile or “pdf” file thereof), each of which when so executed shall constitute an original and all of which together shall constitute one and the same agreement.

22.          Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

23.          Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agreement” shall mean this underwriting agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banking institutions or trust companies are authorized or required by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, and any other information (including any documents incorporated by reference in the Preliminary Prospectus), in each case, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean 4:30 p.m. on November 14, 2018.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 401,” “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A,” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Rule 430 Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A or 430B.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

24.          Allocation of Selling Stockholder Shares. Without limiting the applicability of Section 3 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of an advisory client who has a direct or indirect interest in the Securities, the Securities being sold to such Underwriter shall not include any Securities attributable to such client (with any such Securities instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client (and, if there is any unsold allotment in the offering at the Closing Date, such unsold allotment in respect of Securities attributable to such client shall be allocated solely to Underwriters not affiliated with such client).

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

National Vision Holdings, Inc.

By:	/s/ Mitchell Goodman
Name:	Mitchell Goodman
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Underwriting Agreement]

Very truly yours,

The Management Selling Stockholder

/s/ Mitchell Goodman
Mitchell Goodman

[Signature Page to Underwriting Agreement]

Very truly yours,

KKR VISION AGGREGATOR L.P.

By:	KKR Vision Aggregator GP LLC, its general partner

By:	/s/ Nate Taylor
Name:	Nate Taylor
Title:	Vice President

[Signature Page to Underwriting Agreement]

Very truly yours,

BERKSHIRE FUND VI, LIMITED PARTNERSHIP

By:	Sixth Berkshire Associates LLC, its general partner

By:	/s/ D. Randolph Peeler
Name:	D. Randolph Peeler
Title:	Senior Advisor

BERKSHIRE INVESTORS LLC

By:

By:	/s/ D. Randolph Peeler
Name:	D. Randolph Peeler
Title:	Senior Advisor

BERKSHIRE INVESTORS III LLC

By:

By:	/s/ D. Randolph Peeler
Name:	D. Randolph Peeler
Title:	Senior Advisor

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Goldman Sachs & Co. LLC

By:	/s/ Raffael Fiumara
	Name:	Raffael Fiumara
	Title:	Vice President

For themselves and the other several Underwriters named in Schedule I(A) to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.,
388 Greenwich Street
New York, NY, 10013

By:	/s/ Dean Pimenta
	Name:	Dean Pimenta
	Title:	Managing Director

For themselves and the other several Underwriters named in Schedule I(A) to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I(A)

Underwriters	Number of Securities to be Purchased
Goldman Sachs & Co. LLC	6,250,000
Citigroup Global Markets Inc.	6,250,000
Total	12,500,000

SCHEDULE I(B)

Selling Stockholders	Number of Shares to be Sold
KKR Vision Aggregator L.P.	10,054,259
Berkshire Fund VI, Limited Partnership	2,308,947
Berkshire Investors LLC	29,999
Berkshire Investors III LLC	12,219
Mitchell Goodman	94,576
Total	12,500,000

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

•	None

Additional Documents Incorporated by Reference (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed”)

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2017 filed March 8, 2018.
•
The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 29, 2018 (together, the “Quarterly Reports”) filed May 15, 2018, August 14, 2018 and November 13, 2018, respectively.

•	The Company’s Current Reports on Form 8-K filed on January 23, 2018, March 19, 2018, June 7, 2018, July 30, 2018, September 10, 2018 and October 9, 2018.
•
The description of the Company’s common stock contained in the Registration Statement on Form 8-A filed on October 24, 2017, including any amendments or reports filed for the purposes of updating such description

Pricing information provided orally by Underwriters

•	Number of Securities: 12,500,000 shares of Common Stock
•	Price: $40.50 per share

SCHEDULE III

Significant Subsidiaries of the Company

National Vision, Inc.

Nautilus Acquisition Holdings, Inc.

Form of Lock-Up Agreement	EXHIBIT A

[Letterhead of officer, director or major shareholder of
National Vision Holdings, Inc.]

National Vision Holdings, Inc.
Public Offering of Common Stock

November 14, 2018

Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.

As Representatives of the several Underwriters

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among National Vision Holdings, Inc., a Delaware corporation (the “Company”), the selling stockholders named on Schedule I(B) thereto (collectively, the “Selling Stockholders”) and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of common stock, $0.01 par value (the “Common Stock”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. offer, sell, contract to sell, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned or any person in privity with the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the public filing (or participation in the public filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company (“Shares”) or any securities convertible into, or exercisable or exchangeable for such capital stock (“Related Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 30 days after the date of the Underwriting Agreement.

The foregoing restrictions shall not apply:

(i)	to the sale of the undersigned’s Shares pursuant to the Underwriting Agreement, as applicable;

(ii)
to the transfer of Shares or Related Securities by gift, or by will or intestate succession to a family member or to a trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned and/or a family member;

(iii)
if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, to (1) transfers of Shares or Related Securities to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (2) distributions of Shares or Related Securities to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;

(iv)	if the undersigned is a trust, to transfers to the beneficiary of such trust;

(v)	to transfers to any investment fund or other entity controlled or managed by the undersigned;

(vi)	to transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (ii) through (v);

(vii)
to transfers to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Shares granted by the Company pursuant to any employee benefit plans or arrangements (including to non-employee directors under the 2014 Stock Incentive Plan and the 2017 Omnibus Incentive Plan) described in or filed as an exhibit to the registration statement with respect to the Offering, where any Shares received by the undersigned upon any such exercise will be subject to the terms of this lock-up agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Shares or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, in each case on a “cashless” or “net exercise” basis, where any Shares received by the undersigned upon any such exercise or vesting will be subject to the terms of this lock-up agreement; provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Shares was solely to the Company;

(viii)
to transfers pursuant to an order of a court or regulatory agency (for purposes of this Letter Agreement, a “court or regulatory agency” means any domestic or foreign, federal, state or local government, including any political subdivision thereof, any governmental or quasi-governmental authority, department, agency or official, any court or administrative body, and any national securities exchange or similar self-regulatory body or organization, in each case of competent jurisdiction); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, that such transfer is pursuant to an order of a court or regulatory agency;

(ix)
to transfers of Shares or Related Securities to the Company pursuant to the call or put provisions of existing employment agreements and equity grant documents; provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Shares or Related Securities was solely to the Company;

(x)	to transfers from an executive officer or his or her estate to the Company upon death, disability or termination of employment, in each case, of such executive officer;

(xi)	to transfers of Shares acquired in the Offering or in open-market transactions after the completion of the Offering;

(xii)
to transfers in response to a bona fide third party tender offer, merger, consolidation or other similar transaction made to or with all holders of Securities involving a “change of control” (as defined below) of the Company occurring after the consummation of the Offering, that has been approved by the board of directors of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s Shares shall remain subject to the terms of this agreement.  For purposes of this clause (xi), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 51% of total voting power of the voting stock of the Company;

(xiii)
to entry into a written plan meeting the requirements of Rule 10b5-l under the Exchange Act for the transfer of Shares or Related Securities that does not in any case provide for the transfer of Shares or Related Securities during the lock-up period; or to the transfer of Shares or Related Securities pursuant to a written plan in effect on the date hereof meeting the requirements of Rule 10b5-1 under the Exchange Act.

Provided, further, that:

A.
in the case of any transfer or distribution pursuant to clauses (ii) through (vi) above, it shall be a condition to such transfer that each transferee executes and delivers to Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. an agreement in form and substance satisfactory to Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to sell or offer to sell such Shares and/or Related Securities, engage in any swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto);

B.
in the case of any transfer or distribution pursuant to clauses (ii) through (vi), (xi), (xii) and (xiii) above, prior to the expiration of the lock-up period no filing by any party (donor, donee, transferor or transferee) under the Exchange Act (other than those required pursuant to Section 13), or other public announcement reporting a reduction in beneficial ownership of Shares shall be required or shall be made voluntarily in connection with such transfer or distribution.

For the avoidance of doubt, if the undersigned is a director or officer of the Company nothing in this lock-up agreement shall prevent such director or officer from discharging his or her fiduciary obligations owed to the Company during the lock-up period.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or stockholder]

[Name and address of officer, director or stockholder]

List of Lock-Up Parties	EXHIBIT A-1

L. Reade Fahs
The Leonard Reade Fahs 2015 GST Trust
Felix Gernburd
Virginia Hepner
D. Randolph Peeler
Nathaniel H. Taylor
Thomas V. Taylor, Jr.
David M. Tehle
Patrick R. Moore
Mitchell Goodman
John Vaught
Jeff Busbee
Chris Beasley
Jeff McAllister

Form of Waiver of Lock-Up	ADDENDUM

National Vision Holdings, Inc.
Public Offering of Common Stock

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by National Vision Holdings, Inc. (the “Company”) of [ ● ] shares of common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up letter dated [ ● ], 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [ ● ], 20[ ● ], with respect to [ ● ] shares of Common Stock (the “Shares”).

[ ● ] hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [ ● ], 20[ ● ].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[ ● ]

cc: Company

Form of STB Opinion and Negative Assurance Letter	EXHIBIT B

Form of General Counsel Opinion	EXHIBIT C

Form of Opinion for Berkshire Selling Stockholders	EXHIBIT D